UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2012

Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(408) 830-9742
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 15, 2012, Alpha and Omega Semiconductor Limited (the “Company”) held its 2012 Annual General Meeting of Shareholders (the “Annual Meeting”) in Sunnyvale, California. The Company's shareholders voted on two proposals and casted their votes as described below. Details of proposals are described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on October 15, 2012. As of the record date, there were a total of 25,084,656 common shares outstanding and entitled to vote at the Annual Meeting. There were present at the Annual Meeting, in person or represented by proxy, the holders of 21,578,140 common shares, constituting a quorum.

Proposal 1
The following six directors were elected to serve until the 2013 Annual General Meeting of Shareholders and until their respective successors have been duly elected, and qualified as set forth below:

DIRECTORS	FOR	WITHHELD	BROKER NON-VOTES
Mike F. Chang	15,999,203	56,842	5,522,095
Yueh-Se Ho	16,012,444	43,601	5,522,095
Chung Te Chang	15,661,503	394,542	5,522,095
Howard M. Bailey	16,033,255	22,790	5,522,095
Thomas W. Steipp	16,025,762	30,283	5,522,095
Richard W. Sevcik	15,978,505	77,540	5,522,095

Proposal 2
The Company's shareholders ratified the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for its fiscal year 2013 by the votes set forth below:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
21,370,691	207,449	0	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2012	Alpha and Omega Semiconductor Limited
	By:	/s/ Mary L. Dotz
Mary L. Dotz
Chief Financial Officer